                             LETTER OF TRANSMITTAL
                             TO TENDER FOR EXCHANGE
                     9% SENIOR SUBORDINATED NOTES DUE 2009
                                       OF
                              DURA OPERATING CORP.
                PURSUANT TO THE PROSPECTUS DATED AUGUST 9, 1999

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
TIME, ON SEPTEMBER 8, 1999 UNLESS EXTENDED (THE "EXPIRATION DATE").
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                PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

THE PRINCIPAL EXCHANGE AGENT FOR THIS EXCHANGE OFFER IS U.S. BANK TRUST NATIONAL
                                  ASSOCIATION

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
                REGISTERED OR CERTIFIED MAIL:                                   BY OVERNIGHT COURIER OR HAND:
             U.S. Bank Trust National Association                            U.S. Bank Trust National Association
                     180 E. 5(th) Street                                             180 E. 5(th) Street
                  St. Paul, Minnesota 55101                                       St. Paul, Minnesota 55101
             Attn: Specialized Finance Department                            Attn: Specialized Finance Department

         TO CONFIRM BY TELEPHONE OR FOR INFORMATION:                              BY FACSIMILE TRANSMISSION:
                        (651) 244-1572                                                  (651) 244-1537

 THE EXCHANGE AGENT IN LUXEMBOURG IS THE INDUSTRIAL BANK OF JAPAN (LUXEMBOURG)
                                      S.A.

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
                REGISTERED OR CERTIFIED MAIL:                                   BY OVERNIGHT COURIER OR HAND:
        The Industrial Bank of Japan (Luxembourg) S.A.                  The Industrial Bank of Japan (Luxembourg) S.A.
                      6 Rue Jean Monnet                                               6 Rue Jean Monnet
                         P.O. Box 68                                                     P.O. Box 68
                      L-2010 Luxembourg                                               L-2010 Luxembourg
                 Attn: Securities Agent Group                                    Attn: Securities Agent Group

         TO CONFIRM BY TELEPHONE OR FOR INFORMATION:                              BY FACSIMILE TRANSMISSION:
                       352 42 16 17 550                                                362 42 16 17 448
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FOR QUESTIONS REGARDING THIS LETTER OF TRANSMITTAL OR FOR OTHER INFORMATION, YOU
MAY CONTACT EITHER OF THE EXCHANGE AGENTS.

    The recipient of this Letter of Transmittal hereby acknowledges receipt of the Prospectus dated August 9, 1999 (as it may be supplemented and amended from time to time, the "PROSPECTUS") of Dura Operating Corp. (the "ISSUER"), and this Letter of Transmittal (the "LETTER OF TRANSMITTAL"), which together constitute the Issuer's offer (the "EXCHANGE OFFER") to exchange [EURO]1,000 in principal amount of its 9% Senior Subordinated Notes due 2009 (the "EXCHANGE NOTES"), which have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to a Registration Statement, for each [EURO]1,000 in principal amount of its outstanding 9% Senior Subordinated Notes due 2009 (the "OLD NOTES"). Capitalized terms used but not defined herein have the meaning ascribed to them in the Prospectus.

    Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Issuer shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Issuer has given written notice thereof to the Exchange Agent.

    In connection with the Exchange Offer by the Issuer, Book-Entry Interests in the depository interests in the Old Notes ("OLD BOOK-ENTRY INTERESTS") may be tendered in exchange for Book-Entry Interests in the depository interests in the Exchange Notes which are traded through the facilities of Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear System ("EUROCLEAR") and CedelBank, Societe Anonyme ("CEDELBANK" and, together with Euroclear, each a "BOOK-ENTRY TRANSFER FACILITY"). References herein to Old Notes include Old Book-Entry Interests and references to Exchange Notes include Exchange Book-Entry Interests.

    An electronic instruction relating to the Exchange Offer must be sent to a Book-Entry Transfer Facility in accordance with their procedures in order to tender Old Notes. All deliveries of Old Notes must be made in accordance with their procedures and pursuant to the procedures set forth in the Prospectus.

    Upon receipt of an electronic transfer from a holder of Old Notes (a "TENDERING HOLDER"), the Book-Entry Transfer Facility will block the position of Old Notes that the Tendering Holder of the Old Notes has requested to exchange and upon completion of the Exchange Offer and upon confirmation of receipt of the Exchange Notes, the Book-Entry Transfer Facility will simultaneously transfer the Old Notes out of the participant's accounts and replace them with an equivalent amount of Exchange Notes. By sending such electronic instruction, the holder of the Old Notes acknowledges and agrees to be bound by the terms of this Letter of Transmittal, the respective participant of the Book-Entry Transfer Facility confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

    The Instructions included with this Letter of Transmittal must be followed in their entirety. Questions and requests for assistance or for additional copies of this Prospectus or this Letter of Transmittal may be directed to the Exchange Agent, at the address listed above.

    EACH PARTICIPANT IN A BOOK-ENTRY TRANSFER FACILITY TRANSMITTING AN INSTRUCTION TO EXCHANGE OLD NOTES FOR EXCHANGE NOTES THROUGH A BOOK-ENTRY TRANSFER FACILITY, ON BEHALF OF ITSELF AND THE BENEFICIAL OWNER OF THE OLD NOTES TENDERED THEREBY, ACKNOWLEDGES RECEIPT OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER AS SET FORTH IN THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

    The Tendering Holder of Old Notes wishing to accept the Exchange Offer hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney in fact of the Tendering Holder with respect to the Old Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) cause ownership of the Old Notes to be canceled upon acceptance by the Issuer of the Old Notes pursuant to the Exchange Offer, and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes, all in accordance with the terms of the Exchange Offer.

    The Tendering Holder understands that tenders of Old Notes pursuant to the procedures described under the caption "The Exchange Offer" in the Prospectus and in the instructions hereto will constitute a binding agreement between the Tendering Holder and the Issuer upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering--Withdrawal of Tenders of Euro Notes Deposited with Euroclear." All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Tendering Holder and any beneficial owner(s), and every obligation of the Tendering Holder or any beneficial owner(s) hereunder shall be binding upon the heirs, representatives, successors, and assigns of the Tendering Holder and such beneficial owner(s).

    The Tendering Holder hereby represents and warrants that the Tendering Holder has full power and authority to tender, exchange, assign, and transfer the Old Notes and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, and adverse claims when the Old Notes are acquired by the Issuer as contemplated herein. The Tendering Holder and each beneficial owner will, upon request, execute and deliver any additional documents reasonably requested by the Issuer or the Exchange Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

    The Tendering Holder also acknowledges that this Exchange Offer is being made by the Issuer in reliance on an interpretation by the staff of the Securities and Exchange Commission (the "SEC"), as set forth in no-action letters issued to third parties, that the Exchange Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer, as set forth below, or any such Tendering Holder that is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "SECURITIES ACT")) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Tendering Holder's business and such Tendering Holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes. By tendering, each Tendering Holder of Old Notes represents to the Issuer that
(i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not

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
such person is such Tendering Holder, (ii) neither the Tendering Holder of Old Notes nor any such other person is engaged in or intends to participate in a distribution of such Exchange Notes (iii) if the Tendering Holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Old Notes, neither the Tendering Holder nor any such other person is engaged in or intends to participate in a distribution of such Exchange Notes and (iv) neither the Tendering Holder nor any such other person is an "affiliate" of the issuer within the meaning of Rule 405 under the Securities Act. By tendering, such Tendering Holder that is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, represents that the Old Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such Tendering Holder will not he deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Tendering Holder acknowledges that in reliance on an interpretation by the staff of the SEC, a broker-dealer may fulfill his prospectus deliver requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the Prospectus which constitutes part of this Exchange Offer.

    IMPORTANT: THE ELECTRONIC TENDER OF OLD NOTES THROUGH THE ELECTRONIC TENDER SYSTEMS OF EUROCLEAR AND/OR CEDEL, AS APPLICABLE, MUST BE RECEIVED BY EUROCLEAR AND/ OR CEDELBANK BY THE TIME SPECIFIED IN THE BOOK-ENTRY TRANSFER FACILITY PROCEDURES FOR FORWARDING BY THE BOOK-ENTRY TRANSFER FACILITY PRIOR TO 5:00 P.M. NEW YORK TIME, ON THE EXPIRATION DATE.

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
                              DURA OPERATING CORP.
                     INSTRUCTIONS TO LETTER OF TRANSMITTAL
                    FORMING PART OF THE TERMS AND CONDITIONS
                             OF THE EXCHANGE OFFER

1. DELIVERY OF THIS LETTER OF TRANSMITTAL. This Letter of Transmittal is to be read by the beneficial owners of Old Notes who wish to exchange their Old Notes pursuant to the Exchange Offer. For a Tendering Holder to properly tender Old Notes pursuant to the Exchange Offer, a properly completed electronic tender message sent to Euroclear and/or CedelBank, must be received pursuant to Euroclear and/or CedelBank procedures on a date certain before the Expiration date for transmittal by Euroclear and/or CedelBank prior to 5:00 p.m., New York time, on the Expiration Date. Neither the Issuer nor the Exchange Agent is under any obligation to notify any tendering holder of the Issuer's acceptance of Old Notes prior to the closing of the Exchange Offer. In addition, U.S. Tendering Holders must complete and return an Internal Revenue Service Form W-9(an "IRS FORM W-9"). See Instruction 4. Delivery of the Old Notes will be deemed made only when actually received or confirmed by the Exchange Agent.

2. PARTIAL TENDERS. Tenders of Old Notes will be accepted only in integral multiples of [EURO]1,000 in principal amount. If less than the entire principal amount of Old Notes held by the Tendering Holder is tendered, the Tendering Holder should fill out the applicable items in the electronic tender message sent to Euroclear and/or CedelBank. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

3. TRANSFER TAXES. The Issuer will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the transfer and exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the Tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the electronic message sent to Euroclear and/or CedelBank, the amount of such transfer taxes will be billed directly to such Tendering Holder.

4. U.S. BACKUP TAX WITHHOLDING AND INTERNAL REVENUE SERVICE FORM W-9. Under the United States federal income tax laws, payments made to United States persons on account of Exchange Notes issued pursuant to the Exchange Offer may be subject to backup withholding at a rate of 31%. In order to avoid such backup withholding, a Tendering Holder that is a United States person may be required to complete and sign an IRS Form W-9 and provide it to [U.S. BANK TRUST NATIONAL ASSOCIATION,] as payor. Certain holders (including, among others, corporation and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such Tendering Holder must submit an IRS Form W-9 to the payor, signed under penalties of perjury and must attest to that individual's exempt status.

5. VALIDITY OF TENDERS. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the right to reject any and all Old Notes not validly tendered or any Old Notes the Issuer's acceptance of which would, in the opinion of the Issuer or its counsel, be unlawful. The Issuer also reserves the right to waive any conditions of the Exchange Offer or defects or irregularities in tenders of Old Notes or as to any ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the Tendering Holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

6. WAIVER OF CONDITIONS. The Issuer reserves the absolute right to amend, waive or modify any of the conditions in the Exchange Offer in the case of any Old Notes.

7. NO CONDITIONAL TENDER. No alternative, conditional, irregular, or contingent tender of Old Notes will be accepted.

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
8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address indicated herein. Tendering Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

9. ACCEPTANCE OF OLD NOTES AND ISSUANCE OF STERLING EXCHANGE NOTES; RETURN OF OLD NOTES. Subject to the terms and conditions of the Exchange Offer, the Issuers will accept for exchange all validly tendered Old Notes as soon as practicable after the Expiration Date and will issue Exchange Notes therefor as soon as practicable thereafter. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted Old Notes when, as and if the Issuer has given written or oral notice (immediately followed in writing) thereto the Exchange Agent.

10. WITHDRAWAL. Tenders may be withdrawn only pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering--Withdrawal of Tenders of Euro Notes Deposited with Euroclear."

11. INCORPORATION OF LETTER OF TRANSMITTAL. This Letter of Transmittal shall be deemed to be incorporated in and acknowledged and accepted by any tender through procedures established by a Book-Entry Transfer Facility by any participant in the Book-Entry Transfer Facility on behalf of itself and the beneficial owners of any Old Notes so tendered.

                                       5